EXHIBIT 5

                                TROUTMAN SANDERS
                      600 Peachtree Street, NE, Suite 5200
                          Atlanta, Georgia 30308-2216
                                 (404) 885-3000

                                 June 16, 1995



Georgia Power Company
333 Piedmont Avenue, N.E.
Atlanta, Georgia  30308

RE:  Georgia Power Company
     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the registration statement on Form S-3 and related prospectus proposed to be filed by Georgia Power Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 to effect the registration of an aggregate of $190,000,000 of (a) First Mortgage Bonds (the "new Bonds") and (b) Class A Preferred Stock, without par value but with a stated value of $25 per share (the "new Stock"), proposed to be created by amendment or amendments to the charter of the Company. The new Bonds are proposed to be issued in one or more series under the Indenture dated as of March 1, 1941, between the Company and Chemical Bank, as Trustee, as heretofore supplemented and amended and as to be further supplemented by a supplemental indenture to be dated as of the first day of the month during which each series of the new Bonds is issued (the "new supplemental indenture") (said Indenture, as so supplemented and amended, being hereinafter called the "Mortgage"). We are also familiar with all proceedings relating to the issuance and sale of the new Bonds and new Stock.

         We are of the opinion that, upon compliance with the pertinent provisions of the Securities Act of 1933, the Trust Indenture Act of 1939 (in the case of the new Bonds) and the Public Utility Holding Company Act of 1935, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, and when the new Bonds and new Stock have been issued and sold upon the terms specified in an appropriate order or orders of the Georgia Public Service Commission and, to the extent required, the Securities and Exchange Commission:



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Georgia Power Company
June 16, 1995
Page 2


         1. When the respective new supplemental indenture has been duly executed and delivered by the proper officers of the Company and the Trustee, and when the new Bonds have been executed, authenticated and delivered in accordance with the terms of the Mortgage and the new supplemental indenture, the new Bonds will be valid, binding and legal obligations of the Company, the holders and owners thereof will be entitled to all the rights and security afforded by the Mortgage and the new Bonds will rank equally as to security with the bonds of other series presently outstanding under the Mortgage, which is, in our opinion, a direct first lien on substantially all the Company's fixed property and franchises, used or useful in its public utility business, subject only to excepted encumbrances, as defined in the Mortgage.

         2. Upon the granting by the Secretary of State of the State of Georgia of an appropriate amendment or amendments to the charter of the Company creating the new Stock, and when certificates for the new Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors or duly authorized committee and the By-laws of the Company, the shares of new Stock will be legally issued, fully paid and nonassessable shares of the Company and the holders and owners thereof will be entitled to all rights and preferences set forth in the charter of the Company, as amended.

         We also advise you that we have reviewed the statements under the captions in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 as are indicated under the caption "Legal Opinions and Experts" in such prospectus as to matters of law and legal conclusions and, in our opinion, such statements are correct in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the aforementioned registration statement and to the statements with respect to our firm under the caption "Legal Opinions and Experts" in the prospectus.

                                                             Very truly yours,

                                                             /s/Troutman Sanders